UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

ACRES Commercial Realty Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

865 Merrick Avenue, Suite 200 S
Westbury, NY		11590
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-535-0015

Exantas Capital Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Exantas Capital Corp.’s (the “Company”) previously announced name change to “ACRES Commercial Realty Corp.” (“Name Change”) and 1-for-3 reverse stock split (the “Reverse Stock Split”) of its shares of common stock, par value $0.001 per share (the “Common Stock”), the Company filed articles of amendment (the “Articles of Amendment”) to its charter with the State Department of Assessments and Taxation of Maryland. In accordance with the Maryland General Corporation Law, the Board of Directors of the Company approved the Articles of Amendment without stockholder approval as well as the Fourth Amended and Restated Bylaws. The Name Change and Reverse Stock Split were effective as of 5:00 PM Eastern Standard time on February 16, 2021 (the “Effective Time”). At the Effective Time, every three shares of Common Stock issued and outstanding were automatically combined into one issued and outstanding new share of Common Stock. Immediately following the Effective Time, the par value of the Common Stock was $0.001 per share.

The Reverse Stock Split affected all record holders of Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimus changes as a result of the elimination of fractional shares. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from approximately 29.2 million shares to approximately 9.7 million shares. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split; instead, holders of pre-split shares of Common Stock who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive an amount in cash based on $13.02 per post-split share for such fractional interests.

The Common Stock began trading on a reverse split-adjusted basis on the New York Stock Exchange (the “NYSE”) at the opening of trading on February 17, 2021. In connection with the Name Change, the Company’s trading symbols on the NYSE changed from “XAN” to “ACR” for shares of the Company’s Common Stock, and from “XAN PrC” to “ACR PrC” for shares of the Company’s 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (the “Preferred Stock”) beginning on February 17, 2021. The new CUSIP number for the Company’s Common Stock is 00489Q102 and the new CUSIP number for the Preferred Stock is 00489Q201.

Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. A letter relating to the Reverse Stock Split will be sent to record holders of certificates of Common Stock and holders of Common Stock who own their shares in electronically recorded registered form within twenty days of the Effective Time. Stockholders who receive this letter should follow the instructions in that letter. All Common Stock issued in connection with the Reverse Stock Split for certificated shares or shares in electronically recorded registered form shall be in electronically recorded registered form.

The Reverse Stock Split did not affect the number of authorized or outstanding shares of the Company’s Preferred Stock or the dividend rate per share of any outstanding shares of the Preferred Stock. However, at the Effective Time, the change of control conversion right share caps and exchange caps of the Company’s Preferred Stock automatically adjusted so the share cap adjusted from 2.17391 to 0.72463 and the exchange cap adjusted from 21,739,125 to 7,246,288.87.

At the Effective Time, the conversion rate of the Company’s 4.50% Convertible Senior Notes due 2022 automatically adjusted from 83.1676 shares of Common Stock per $1,000 principal amount of such notes to 27.72220 shares of Common Stock per $1,000 principal amount of such notes.

The foregoing summary of the Articles of Amendment and Fourth Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Amendment and Fourth Amended and Restated Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 8.01Other Events.

The Company currently has an active registration statements on Form S-8 on file with the Securities and Exchange Commission (the “SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-8,. The information incorporated by reference is considered to be part of the prospectus and prospectus supplements included within each of those registration statements. Information in this report is therefore intended to be automatically incorporated by reference into each of the active registration statement listed below, thereby amending it. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the number of undistributed shares of Common Stock deemed to be covered by each of the Registration Statements will be proportionately reduced, as applicable, to give effect to the Reverse Stock Split at the ratio of 1-for-3. The Registration Statements are as follows:

•	Registration Statements Nos. 333-151622, 333-176448, 333-200133 and 333-232371 on Form S-8 relating to the Company’s equity compensation plans.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
3.1	Articles of Amendment, effective February 16, 2021.
3.2	Fourth Amended and Restated Bylaws.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	February 18, 2021
		By:	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer